Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States
+1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

July 6, 2021

Torrid Holdings Inc.

18501 E. San Jose Ave.

City of Industry, CA 91748

Ladies and Gentlemen:

We are acting as special counsel to Torrid Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), covering the offering of (i) up to 3,650,000 shares (the “ESPP Shares”) of Class A common stock, par value $0.01 per share, of the Company pursuant to Torrid Holdings Inc.’s Employee Stock Purchase Plan (the “ESPP”) and (ii) up to 10,687,500 shares (the “LTIP Shares” and together with the ESPP Shares, the “Plan Shares”) of Class A common stock, par value $0.01 per share, of the Company pursuant to Torrid Holdings Inc.’s Long-Term Incentive Plan (the “LTIP” and, together with the ESPP, the “Plans”)

For the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on July 6, 2021 (the “Certificate of Incorporation”); (ii) the Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”); (iii) the Plans; (iv) resolutions of the board of directors of the Company; and (v) the Registration Statement.

We have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the authenticity of the originals of all documents submitted to us as copies, (iv) the legal capacity of all natural persons and (v) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein and having due regard for the legal considerations we deem relevant, we advise you that the Plan Shares are duly authorized and when the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plans and the instruments executed pursuant to the Plans, as applicable, the Plan Shares will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We have relied without independent investigation upon, among other things, as assurance from the Company that the shares which the Company is authorized to issue in the Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Plan Shares by at least the number of Plan Shares and have assumed that such condition will remain true at all future times relevant to this opinion.

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July 6, 2021

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP